July 18, 1997

      To the Shareholders and
      Board of Directors of
      Prudential          Natural
      Resources Fund, Inc.

      In  planning and performing
      our  audit of the financial
      statements   of  Prudential
      Natural   Resources   Fund,
      Inc.  (the "Fund") for  the
      year  ended May  31,  1997,
      we  considered its internal
      control, including  control
      activities              for
      safeguarding    securities,
      in  order to determine  our
      auditing   procedures   for
      the  purpose of  expressing
      our    opinion    on    the
      financial  statements   and
      to    comply    with    the
      requirements  of  Form   N-
      SAR,    not   to    provide
      assurance    on    internal
      control.

      The  management of the Fund
      is      responsible     for
      establishing            and
      maintaining        internal
      control.    In   fulfilling
      this        responsibility,
      estimates and judgments  by
      management are required  to
      assess     the     expected
      benefits and related  costs
      of    control   activities.
      Generally,          control
      activities     that     are
      relevant   to   an    audit
      pertain   to  the  entity's
      objective    of   preparing
      financial  statements   for
      external purposes that  are
      fairly     presented     in
      conformity  with  generally
      accepted         accounting
      principles.  Those  control
      activities   include    the
      safeguarding   of    assets
      against        unauthorized
      acquisition,     use     or
      disposition.

      Because     of     inherent
      limitations   in   internal
      control,     errors      or
      irregularities  may   occur
      and    not   be   detected.
      Also,  projection  of   any
      evaluation   of    internal
      control  to future  periods
      is   subject  to  the  risk
      that    it    may    become
      inadequate    because    of
      changes  in  conditions  or
      that  the effectiveness  of
      the  design  and  operation
      may deteriorate.

      Our    consideration     of
      internal control would  not
      necessarily  disclose   all
      matters     in     internal
      control   that   might   be
      material  weaknesses  under
      standards  established   by
      the  American Institute  of
      Certified            Public
      Accountants.   A   material
      weakness is a condition  in
      which    the   design    or
      operation  of any  specific
      internal            control
      components does not  reduce
      to  a  relatively low level
      the  risk  that  errors  or
      irregularities  in  amounts
      that  would be material  in
      relation  to the  financial
      statements  being   audited
      may   occur  and   not   be
      detected  within  a  timely
      period by employees in  the
      normal      course       of
      performing  their  assigned
      functions.    However,   we
      noted  no matters involving
      internal           control,
      including           control
      activities              for
      safeguarding    securities,
      that  we  consider  to   be
      material   weaknesses    as
      defined  above  as  of  May
      31, 1997.

      This   report  is  intended
      solely  for the information
      and  use of management  and
      the  Board of Directors  of
      the     Fund    and     the
      Securities   and   Exchange
      Commission.



      Price Waterhouse LLP